EXHIBIT 23.1



[Letterhead of Deloitte & Touche LLP]






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Deere & Company on Form S-3 of our report dated November 24, 1998, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-----------------------------


August 11, 1999